Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

May 21, 2010

Forest Oil Corporation
707 17th Street
Suite 3600
Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of our name and the information regarding our review of the Forest Oil Corporation (“Forest”) estimates of reserves in the sections Preparation of Reserve Estimates and Independent Audit of Reserves of the Annual Report on Form 10-K of Forest Oil Corporation for the year ended December 31, 2009 (the “10-K”), references to our firm, our reports dated January 20, 2010 with respect to our audit of net proved crude oil, condensate, natural gas liquids, and natural gas reserves of Forest as of December 31, 2009, as exhibits 99.1, 99.2, and 99.3 to the 10-K, and to the incorporation by reference of the foregoing into Forest’s Registration Statement on Form S-8, in the context in which they appear.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716